Exhibit 16.1

Crowe Chizek and Company LLC Member Horwath International	105 Continental Place, Suite 200 Brentwood, Tennessee 37027-1018 Tel 615.360.5500 Fax 615.399.3663 www.crowechizek.com

November 23, 2005

Securities and Exchange Commission

Mail Stop 9-5

450 5th Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4 of Form 8-K of Tennessee Commerce Bancorp, Inc. dated November 23, 2005 and filed November 23, 2005 and are in agreement with those statements.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC Brentwood

cc:	Mr. Winston Hickman Audit Committee Chairman Tennessee Commerce Bancorp, Inc.